EXHIBIT 1.1(b)


                               Pricing Agreement

  Goldman, Sachs & Co.,
  J.P. Morgan Securities Inc.
  c/o Goldman, Sachs & Co.,
  85 Broad Street,
  New York, New York 10004.

  February 4, 1997

  Ladies and Gentlemen:

       The Mead Corporation, an Ohio corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated February 4, 1997 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in
  Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

       An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

       Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in
  Schedule I hereto, less the principal amount of Designated Securities covered by Delayed Delivery Contracts, if any, as may be specified in
  Schedule II.

       If the foregoing is in accordance with your understanding, please sign and return to us five (5) counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

                                            Very truly yours,

                                            The Mead Corporation


                                            By: /s/ William Graber
                                                Name:  William Graber
                                                Title: Vice President and
                                                       Chief Financial
                                                       Officer



   Accepted as of the date hereof:

   Goldman, Sachs & Co.

   By:  /s/ Goldman, Sachs & Co.


   J.P. Morgan Securities Inc.

   By:   /s/ David A. Olsen
         Name:  David A. Olsen
         Title:  Vice President


                                 SCHEDULE I



                                         Principal     Principal    Principal
                             Principal   Amount of     Amount of    Amount of
                              Amount     Debentures    Debentures   Debentures
         Underwriter         of Notes    due 2017      due 2037     due 2047
         -----------         ---------    ----------   ----------   ----------
  Goldman, Sachs & Co. . . $ 50,000,000   75,000,000   75,000,000   75,000,000
  J.P. Morgan
    Securities Inc.. . . .   50,000,000   75,000,000   75,000,000   75,000,000
                            -----------  ----------   ----------   -----------
        Total . . . . .    $100,000,000 $150,000,000 $150,000,000 $150,000,000



                                SCHEDULE II

  TITLE OF DESIGNATED SECURITIES:
  6.60% Notes due March 1, 2002
  7.35% Debentures due March 1, 2017
  6.84% Debentures due March 1, 2037
  7.55% Debentures due March 1, 2047

  AGGREGATE PRINCIPAL AMOUNT:
      $100,000,000
  6.60% Notes due March 1, 2002

      $150,000,000
  7.35% Debentures due March 1, 2017

      $150,000,000
  6.84% Debentures due March 1, 2037

      $150,000,000
  7.55% Debentures due March 1, 2047

  PRICE TO PUBLIC:

  100% of the principal amount of the 6.60% Notes due March 1, 2002
  99.888% of the principal amount of the 7.35% Debentures due March 1, 2017 99.986% of the principal amount of the 6.84% Debentures due March 1, 2037 99.605% of the principal amount of the 7.55% Debentures due March 1, 2047, plus in each case accrued interest, if any, from February 7, 1997.

  PURCHASE PRICE BY UNDERWRITERS:

  99.40% of the principal amount of the 6.60% Notes due March 1, 2002 99.013% of the principal amount of the 7.35% Debentures due March 1, 2017 99.336% of the principal amount of the 6.84% Debentures due March 1, 2037 98.605% of the principal amount of the 7.55% Debentures due March 1, 2047, plus in each case accrued interest, if any, from February 7, 1997.

  FORM OF DESIGNATED SECURITIES:

  Each series of Designated Securities will be in book-entry only form represented by one or more global securities deposited with The
  Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

  SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

     By wire transfer in same-day funds.

  TIME OF DELIVERY:

      10 a.m. (New York City time), February 7, 1997.

  INDENTURE:

  Indenture dated February 1, 1993, between the Company and The First National Bank of Chicago, as Trustee.

  MATURITY:

      6.60% Notes due 2002 - March 1, 2002
      7.35% Debentures due 2017 - March 1, 2017
      6.84% Debentures due 2037 - March 1, 2037
      7.55% Debentures due 2047 - March 1, 2047

  INTEREST RATE:

      6.60% per annum on the 6.60% Notes due March 1, 2002
      7.35% per annum on the 7.35% Debentures due March 1, 2017 6.84% per annum on the 6.84% Debentures due March 1, 2037 7.55% per annum on the 7.55% Debentures due March 1, 2047, from, and including, in each case, February 7.

  INTEREST PAYMENT DATES:

  Interest payments on each series of Designated Securities shall be made on March 1 and September 1, commencing September 1, 1997.

  REDEMPTION PROVISIONS:

  The Designated Securities are not redeemable at the option of the Company.

  SINKING FUND PROVISIONS:

  The Designated Securities are not entitled to the benefits of a sinking fund.

  REPAYMENT PROVISIONS:

  The 6.84% Debentures due March 1, 2037 are repayable on March 1, 2007, at the option of the holder, as a whole or in part, at 100% of the principal amount to be repaid thereof, together with accrued and unpaid interest to the date of such repayment. In order for the holders to exercise this option, the Company must receive at its office or agency in New York, New York, during the period beginning on January 1, 2007 and ending at 5:00 p.m. (New York City time) on February 1, 2007 (or, if February 1, 2007 is not a Business Day, the next succeeding Business Day), the 6.84% Debentures due March 1, 2037 to be repaid with the form entitled "Option to Elect Repayment on March 1, 2007" on the reverse of such Debentures duly completed. Any such notice received by the Company during the period beginning on January 1, 2007 and ending at 5:00 p.m. (New York City Time) on February 1, 2007 will be irrevocable. The repayment option may be exercised by a holder of the 6.84% Debentures due March 1, 2037 for less than the entire principal amount of such Debentures held by such holder, so long as the principal amount to be repaid is equal to $1,000 or an integral multiple of $1,000.

  CONDITIONAL RIGHT TO SHORTEN MATURITY:

  Upon the occurrence of a Tax Event, as defined below, the Company, at its option, will have the right to shorten the maturity of the 7.55% Debentures due March 1, 2047 to the longest maturity within the original maturity date that, in the opinion of a nationally recognized independent tax counsel, would permit the Company, after such shortening of the maturity, to continue to deduct the interest paid on the 7.55% Debentures due March 1, 2047 for Federal income tax purposes. In the event that the Company elects to exercise its rights to shorten the maturity of the 7.55% Debentures due March 1, 2047 on the occurrence of a Tax Event, the Company will mail a notice of shortened maturity to each holder of record of the 7.55% Debentures due March 1, 2047 by first-class mail not more than 60 days after the occurrence of such Tax Event, stating the new maturity date of the 7.55% Debentures due March 1, 2047. Such notice shall be effective immediately upon mailing. "Tax Event" means that the Company shall have received an opinion of a nationally recognized independent tax counsel to the effect that on or after the date of the issuance of the 7.55% Debentures due March 1, 2047, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in laws, or any regulations thereunder, of the United States, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action"), or (c) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, on or after, the date of the issuance of the 7.55% Debentures due March 1, 2047, such change in tax law creates a more than insubstantial risk that interest paid by the Company on the 7.55% Debentures due March 1, 2047 is not, or will not be, deductible, in whole or in part, by the Company for purposes of United States Federal income tax.

  DEFEASANCE PROVISIONS:

  The provisions described under the caption "Description of Securities - Defeasance and Covenant Defeasance" in the Prospectus, dated January 22, 1997, will apply to the Designated Securities.

  EVENTS OF DEFAULT:

  The Designated Securities will be subject to the "Events of Default" set forth in the Indenture, except that, with respect to an Event of Default (as defined in the Indenture) resulting from a default by the Company in the payment of any indebtedness for borrowed money as set forth in
  Section 501(5) of the Indenture, such default will constitute an Event of Default only if the outstanding principal amount of such indebtedness at the time of such default is equal to or in excess of $25,000,000.

  CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

      Sullivan & Cromwell,
      125 Broad Street,
      New York, New York 10004.

   DELAYED DELIVERY CONTRACTS:

        None

   ADDITIONAL CLOSING CONDITIONS:

        None

   NAMES AND ADDRESSES OF REPRESENTATIVES:

       Designated Representatives:   Goldman, Sachs & Co.
                                     J.P. Morgan Securities Inc.

       Address for Notices, etc.:    c/o Goldman, Sachs & Co.
                                     85 Broad Street
                                     New York, New York 10004